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EXHIBIT 10.4

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This constitutes Amendment No. 1 to that certain Securities Purchase Agreement (the “Agreement”), dated June 27, 2003, by and between Air-Q Wi-Fi Corporation, a Delaware corporation (“AIR-Q”), and 1008212 Alberta Ltd. (“Purchaser”), pursuant to which AIR-Q sold units of securities for cash.

For good and adequate consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree, as follows:

A. Sections III(b), (c), (d) and (e) of the Agreement are hereby deleted in its entirety and replaced with the following:

“(b)     1,250,000 warrants to purchase a like number of shares of common stock of AIR-Q, at an exercise price of $1.00 per share, all as more fully set forth in the form of warrant attached hereto as Exhibit “A” and incorporated herein by this reference.”

B. Paragraph IV of the Agreement is hereby deleted in its entirety and replaced with the following:

“Purchaser shall deliver to AIR-Q the sum of $125,000 in payment of the 1,250,000 shares of AIR-Q common stock and the 1,250,000 $1.00 common stock purchase warrants (the Units) purchased by Purchaser hereunder, a per Unit price of $.10, which payment shall be delivered as provided in paragraphs VI and VII hereinbelow.”

C. Paragraph V of the Agreement is hereby deleted in its entirety and replaced with the following:

“AIR-Q shall cause the 1,250,000 shares of its common stock and the 1,250,000 $1.00 common stock purchase warrants purchased and sold hereunder to be issued as provided in paragraphs VI and VII hereinbelow.”

D. Paragraph VI of the Agreement is hereby deleted in its entirety and replaced with the following:

“Upon the mutual execution of this Agreement, Purchaser agrees to deliver forthwith the sum of $125,000 required to be delivered pursuant to paragraph IV hereof. Upon receipt of such funds, AIR-Q shall deliver to Purchaser the following securities: (1) a stock certificate representing 1,250,000 shares of common stock of AIR-Q; and (2) a duly executed common stock purchase warrant, in the form of Exhibit “A” attached hereto, representing 1,250,000 $1.00 common stock purchase warrants.”

In all other aspects, the Agreement is ratified and affirmed.

AIR-Q WI-FI CORPORATION	1008212 ALBERTA LTD.
By: /s/ DAVID LOFLIN	/s/ JOANN ROCHOW
David Loflin, President	Name: Joann Rochow
Title: President
Dated: April 23, 2004.	Dated: April 23, 2004.